Zion Oil & Gas Newsletter

March 18, 2011

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 Dear Shareholder and/or Friend of Zion...

Since my previous update to you on March 4, 2011, we have been 'directionally' drilling the Ma'anit-Joseph #3 well (meaning that we are drilling at a slight angle to the vertical) and have now reached a measured depth of 15,030 feet (4,581 meters).

The Ma'anit-Joseph #3 well is already one of the deepest wells ever drilled onshore Israel. Almost certainly, stratigraphically (i.e. with regard to the age of the sedimentary rocks in the rock strata), in Northern Israel, no-one has ever drilled as deep as our current well has already been drilled.

You can read an operational update below. We plan to reach the Ma'anit-Joseph #3 well's target depth, in Permian age rock formations, in late April 2011, assuming no additional technical difficulties occur.

Our reduced ZNWAW warrant exercise price program, which was in effect since January 3, 2011, expired on March 7, 2011, and the original exercise price of $7 has been reinstituted for all remaining unexercised warrants with the symbol ZNWAW. You can read full details of the outcome of our reduced ZNWAW warrant exercise price program in the press release that we issued on March 11, 2011. If you wish to read the press release, please click here.

Zion has the following securities in issue and trading on the NASDAQ Global Market stock exchange:

(a) common stock trading under the symbol “ZN”.

(b) $7 warrants trading under the symbol “ZNWAW”. These warrants will continue to be exercisable through January 31, 2012.

(c) $4 warrants trading under the symbol “ZNWAZ”. These warrants will continue to be exercisable through December 31, 2012.

On March 16, 2011, we filed our 2010 financial results with the U.S. Securities and Exchange Commission (the SEC). Zion's financials for the 2010 calendar year contain a tremendous amount of information regarding Zion, so you may wish to review them. If you do, please click here.

Here is this week's operational update:

The Ma'anit-Joseph #3 Wellsite

 Drilling Operations at the Ma'anit-Joseph #3 Wellsite

On August 26, 2010, drilling operations began on the Ma'anit-Joseph #3 well, in our Joseph License area, onshore Northern Israel.

Since the previous update, we have been drilling ahead, directionally, and have made steady progress.  We have been using a combination of both rotary and slide drilling as we drill through the 'build angle / drop angle' (or 'bend') portion of the well.  The bend section of the well positions the drill bit away from the previously drilled vertical hole.  Once we complete the bend section of the well, we will continue drilling a generally vertical hole to the target depth.

Slide drilling is when only the bit (not the full length of drill pipe) is rotated, powered by the downhole motor.  Slide drilling is slower than traditional rotary drilling (when the full length of drill pipe and bit is rotated) but provides greater control when drilling through the bend section of a directional well.

Aside from testing our blow-out prevention equipment and routine drill bit changes, drilling has continued with minimal interruption since our last update.  As of Friday, March 18, 2011, we have directionally drilled to a depth of 15,030 feet (4,581 meters) MD.  When drilling a directional well, the reference to "MD" means Measured Depth or the total length of well drilled. This distinguishes from "TVD" which means True Vertical Depth or the equivalent depth of the well if drilled vertically. The current TVD of the well is 15,007 feet (4,574 meters). Our target in the Permian remains at a TVD of approximately 19,360 feet (5,900 meters).

"In your good pleasure, make Zion prosper..."

Psalm 51:18

Thank you for your support of Zion and Shalom from Israel

Richard Rinberg

CEO of Zion Oil & Gas, Inc.

www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the sufficiency of cash reserves, ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Information

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 More information about Zion is available at www.zionoil.com or by contacting Mike Williams at:

Zion Oil & Gas, Inc.

6510 Abrams Rd., Suite 300, Dallas, TX 75231

telephone 1-214-221-4610

email: dallas@zionoil.com

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